Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of Scudder Advisor Funds on Form N-1A ("Registration Statement") of our report dated November 24, 2004, relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of Scudder Mid Cap Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
June 28, 2005